Exhibit 10(c)

Protective Life Corporation

Director Indemnity Agreement

This Agreement is made as of August 2, 2010 by and among Protective Life Corporation, a Delaware corporation (the “Corporation”), and [Director’s Name].

RECITALS

The Director is currently a member of the Board of Directors of the Corporation and is performing valuable services for the Corporation.  The Corporation wishes the Director to continue in such capacity and the Director is willing, under certain circumstances, to continue in such capacity.

The Corporation wishes to provide indemnification to the Director to the fullest extent permissible under the law.

Paragraphs 6.5(a) through (e) of Article VI of the Corporation’s 1998 Restated Certificate of Incorporation provide that the Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except in certain specified circumstances and that the Director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law.

The Director and the Corporation desire that the limitation of the Director’s liability and the indemnification of the Director by the Corporation, each as provided in paragraphs 6.5(a) through (e) of Article VI of the Corporation’s 1998 Restated Certificate of Incorporation, be contract rights and obligations that survive and continue notwithstanding any amendment, restatement or other change to the Corporation’s 1998 Restated Certificate of Incorporation after the date of this Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce the Director to continue to serve as a director of the Corporation, and in consideration of the Director’s continued service, the Corporation hereby agrees as follows:

1.         Agreement to Indemnify

(a)       (i)    The Corporation agrees to indemnify and hold the Director harmless to the fullest extent permissible under the law from any and all expense, liability, and loss, (including attorneys’ fees, judgments, fines, ERISA, excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent.  The indemnification provided in this paragraph 1(a)(i) shall inure to the benefit of the Director’s heirs, executors and administrators. The right to indemnification conferred in this paragraph 1(a)(i) shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, subject in all cases to requirements of applicable law.

(ii)   Notwithstanding the foregoing, if the Director is seeking indemnification under paragraph 1(a)(i) of this Agreement in connection with a proceeding (or part thereof) initiated by the Director, other than a proceeding for payment of a claim under paragraph 1(a)(i) of this Agreement, the Corporation shall indemnify the Director only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b)   In addition to the foregoing, with respect to the Director the Corporation will be bound by and perform (i) the terms of paragraphs 6.5(a) through (e) of Article VI of the Corporation’s 1998 Restated Certificate of Incorporation as in effect on the date of this Agreement and as set forth as Schedule 1 to this Agreement and incorporated by reference herein and (ii) any other provision of the Corporation’s Certificate of Incorporation in effect after the date of this Agreement and during the term of the Director.  No modification or amendment to any governing document of the Corporation, including without limitation the Corporation’s 1998 Restated Certificate of Incorporation, shall in any way adversely affect the Director’s rights under this Agreement.

(c)   This Agreement shall not be deemed to diminish or otherwise restrict the Director’s right to indemnification under the law or under any provision of the Corporation’s Certificate of Incorporation or Bylaws, as they may be amended, restated or otherwise changed from time to time, that may be more favorable to the Director than the Director’s rights under this Agreement.

(d)   This Agreement shall be binding on all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger, consolidation, or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Director.

2.         Governing Law and Construction

This Agreement shall be governed by and construed in accordance with Delaware law.  The provisions of this Agreement shall be construed liberally to provide the Director with the greatest protection available under the law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date first stated above.

PROTECTIVE LIFE CORPORATION		DIRECTOR

By:		By:
	John D. Johns		[ Director’s Name]
Chairman and Chief Executive Officer

SCHEDULE 1

to

Protective Life Corporation

Director Indemnity Agreement

Paragraphs 6.5 (a) through (e) of Article VI

of

Protective Life Corporation’s

1998 Restated Certificate of Incorporation

6.5           (a)           A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)           Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA, excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(c)           If a claim under paragraph (b) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

(d)           The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

(e)           The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.